Exhibit 10.2

DEED OF TRUST

DATE OF DOCUMENT: FEBRUARY 9, 2012

GRANTOR: HC-760 OFFICE PARKWAY, LLC

GRANTOR’S ADDRESS: 4211 West Boy Scout Boulevard, Suite 500, Tampa, Florida 33607

GRANTEE: AMERICAN MOMENTUM BANK

GRANTEE’S ADDRESS: One Momentum Boulevard, College Station, Texas 77845

LEGAL DESCRIPTION: See attached page labeled “Exhibit A”

REFERENCE BOOK AND PAGE:

This cover page is attached solely for the purpose of complying with the requirements stated in §§59.310.2; 59.313.2 RSMo 2001 of the Missouri Recording Act. The information provided on this cover page shall not be construed as either modifying or supplementing the substantive provisions of the attached document. In the even of a conflict between the provisions of the attached document and the provisions of this cover page, the attached document shall prevail and control.

DEED OF TRUST

THIS INSTRUMENT SECURES, AMONG OTHER THINGS, FUTURE ADVANCES AND FUTURE OBLIGATIONS PURSUANT TO, AND IS TO BE GOVERNED BY THE PROVISIONS OF SECTION 443.055 OF THE REVISED STATUTES OF MISSOURI. THE TOTAL PRINCIPAL AMOUNT OF THE FUTURE ADVANCES AND FUTURE OBLIGATIONS THAT MAY BE SECURED HEREBY IS $6,375,000.00.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

This DEED OF TRUST (herein referred to as the “Deed of Trust”), entered into to be effective as of the 9th day of FEBRUARY, 2012 by HC-760 OFFICE PARKWAY, LLC, a Delaware limited liability company, as Grantor, whose mailing address for notice hereunder is 4211 West Boy Scout Boulevard, Suite 500, Tampa, Florida 33607, to Michael C. Seamands, Trustee, whose address is 714 Locust Street, St. Louis, Missouri 63101, for the benefit of the hereinafter described Beneficiary.

W I T N E S S E T H:

ARTICLE I - DEFINITIONS

1.1 Definitions. As used herein, the following terms shall have the meanings set forth below. Capitalized terms used herein but not defined below shall have the meanings given such terms in the Loan Agreement [as that term is defined below].

Beneficiary or Grantee: AMERICAN MOMENTUM BANK, whose address for notice hereunder is One Momentum Boulevard, College Station, Texas 77845, ATTENTION: TERESA EOFF, and the subsequent holder or holders, from time to time, of the Note.

Code: The Uniform Commercial Code, as amended from time to time, in effect in the state in which the Mortgaged Property is located.

Constituent Party: Any signatory to this Deed of Trust that signs on Grantor’s behalf that is a corporation (whether in its corporate capacity or in its capacity as a shareholder of any entity comprising Grantor), general partnership, limited partnership, joint venture, trust or other type of business organization.

Contracts: All of the right, title, and interest of Grantor in, to, and under any and all: (a) contracts for the purchase of all or any portion of the Mortgaged Property, whether such Contracts are now or at any time hereafter existing, including but without limitation, any and all earnest money or other deposits escrowed or to be escrowed or letters of credit provided or to be provided by the purchasers under the Contracts, including all amendments and supplements to and renewals and extensions of the Contracts at any time made, and together with all payments, earnings, income, and profits arising from the sale of all or any portion of the Mortgaged Property or from the Contracts and all other sums due or to become due under and pursuant thereto and together with any and all earnest money, security, letters of credit or other deposits under any of the Contracts; (b) contracts, licenses, permits, and rights relating to water, wastewater, and other utility services whether executed, granted, or issued by a private person or entity or a governmental or quasi-governmental agency, which are directly or indirectly related to, or connected with, the development of the Mortgaged Property, whether such contracts, licenses, and permits are now or at any time thereafter existing, including without limitation, any and all rights of living unit equivalents with respect to water, wastewater, and other utility services, certificates, licenses, zoning variances, permits, and no-action letters from each governmental authority required: (i) to evidence compliance by Grantor and all improvements constructed or to be constructed on the Mortgaged Property with all legal requirements applicable to the Mortgaged Property; and (ii) to develop and/or operate the Mortgaged Property as a commercial and/or residential project; and (c) all other contracts which in any way relate to the use, enjoyment, occupancy, operation, maintenance, or ownership of the Mortgaged Property (save and except any and all leases, subleases or other agreements pursuant to which Grantor is granted a possessory interest in the Land), including but not limited to maintenance agreements and service contracts.

Debtor Relief Laws: Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

Default Rate: The rate of interest specified in the Note to be paid by the maker of the Note from and after the occurrence of a default in payment under the provisions of the Note and Loan Documents but not in excess of the Maximum Lawful Rate.

Disposition: Any sale, lease (except as permitted under this Deed of Trust), exchange, assignment, conveyance, transfer, trade, or other disposition of all or any portion of the Mortgaged Property (or any interest therein) or all or any part of the beneficial ownership interest in Grantor (if Grantor is a corporation, partnership, general partnership, limited partnership, joint venture, trust, or other type of business association or legal entity). A transfer of the Mortgaged Property together with payment in full of the indebtedness shall be permitted. Transfers of partnership or membership interests in Grantor shall be permitted and shall not be subject to the consent requirements of Sections 5.6, 6.8 and 8.9 to: (a) existing partners in Grantor; (b) a person, corporation or partnership, controlling, controlled by or under common control with any existing member in Grantor; (c) a corporation or partnership whose primary shareholders or partners are the spouse, children or grandchildren of any person who is either an existing partner in Grantor or exercises the ability to make decisions on behalf of an existing partner in Grantor; and/or (d) a trust whose primary beneficiaries are the spouse, children or grandchildren of any person who is an existing member in Grantor.

Event of Default: Any happening or occurrence described in Article VI hereof.

Environmental Law: Any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under, or about the Mortgaged Property, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) as amended, 42 U.S.C. § 9601 et. seq. (“RCRA”), all state water laws, state solid waste disposal laws, and other federal or state regulations, rules, guidelines, or standards promulgated pursuant to such laws, as such statutes, regulations, rules, guidelines, and standards are amended from time to time.

Fixtures: All materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Grantor, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof.

Governmental Authority: Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence.

Grantor: The individual or entity described as Grantor in the initial paragraph of this Deed of Trust and any and all subsequent owners of the Mortgaged Property or any part thereof (without hereby implying Beneficiary’s consent to any Disposition of the Mortgaged Property).

Guarantor (individually and/or collectively, as the context may require): Those persons, firms, or entities, if any, designated as Guarantor in the Guaranty.

Guaranty (individually and/or collectively, as the context may require): That or those instruments of guaranty now or hereafter in effect from Guarantor to Beneficiary guaranteeing the repayment of all or any part of the Indebtedness or the satisfaction of, or continued compliance with, the Obligations, or both.

Hazardous Substance: Hazardous Substance is any substance, product, waste, or other material which is or becomes listed, regulated, or addressed as being a toxic, hazardous, polluting, or similarly harmful substance under any Environmental Law.

Impositions: (a) All real estate and personal property taxes, charges, assessments, standby fees, excises, and levies and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof, or any portion thereof, or the sidewalks, streets, or alleyways adjacent thereto; (b) any charges, fees, license payments, or other sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (c) water, gas, sewer, electricity, and other utility charges and fees relating to the Mortgaged Property; and (d) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

Indebtedness: (i) The principal of, interest on, or other sums evidenced by the Note or the Loan Documents; (ii) any other amounts, payments, obligations or covenants under the Loan Documents, or premiums payable under the Loan Documents; and (iii) any and all other indebtedness, obligations, and liabilities of any kind or character of Grantor to Beneficiary, now or hereafter existing, absolute or contingent, due or not due, arising by operation of law or otherwise, or direct or indirect, primary or secondary, joint, several, joint and several, fixed or contingent, secured or unsecured by additional or different security or securities, including indebtedness, obligations, and liabilities to Beneficiary of the Grantor as a member of any partnership, joint venture, trust or other type of business association, or other group, and whether incurred by Grantor as principal, surety, endorser, guarantor, accommodation party or otherwise, it being contemplated by Grantor and Beneficiary that Grantor may hereafter become indebted to Beneficiary in further sum or sums.

Land: The real property or interest therein described in Exhibit “A” attached hereto and incorporated herein by this reference, together with all right, title, interest, and privileges of Grantor in and to: (a) all streets, ways, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to such real property or the improvements thereon; (b) any strips of real property between such real property and abutting or adjacent properties; (c) all water and water rights, timber, crops, pertaining to such real estate; and (d) all appurtenances and all reversions and remainders in or to such real property.

Leases: Any and all leases, master leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect) which grant to third parties a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith.

Legal Requirements: (a) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Grantor, any Guarantor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction thereof; (b) any and all covenants, conditions, and restrictions contained in any deeds, other forms of conveyance, or in any other instruments of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use, or occupancy thereof; (c) Grantor’s or any Guarantor’s presently or subsequently effective bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust, or other form of business association agreement; (d) any and all Leases; (e) any and all Contracts; and (f) any and all leases, other than those described in (d) above, and other contracts (written or oral) of any nature that relate in any way to the Mortgaged Property and to which Grantor or any Guarantor may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Grantor is granted a possessory interest in and to the Land and/or the Improvements.

Loan Agreement: The Loan Agreement of even date herewith by and between Grantor, as borrower, and Beneficiary, as lender, governing the loan evidenced by the Note and secured, inter alia, by this Deed of Trust;

Maximum Lawful Rate: The maximum nonusurious rate of interest per annum permitted by whichever of applicable laws of the United States of America or Florida permit the higher interest rate, including the extent permitted by applicable laws, any future amendments of such laws or any new laws coming into effect in the future to the extent a higher rate of interest is permitted by any such amendment or new law; provided, however, that if applicable laws do not provide for a maximum nonusurious rate of interest (for example, a loan secured by a first lien on residential real estate), then the Maximum Lawful Rate means eighteen percent (18%) per annum. The Maximum Lawful Rate will be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

Minerals: All substances in, on, or under the Land which are now, or may become in the future, intrinsically valuable, that is, valuable in themselves, and which now or may be in the future enjoyed through extraction or removal from the property, including without limitation, oil, gas, and all other hydrocarbons, coal, lignite, carbon dioxide and all other nonhydrocarbon gases, uranium and all other radioactive substances, and gold, silver, copper, iron and all other metallic substances or ores.

Mortgaged Property: The Land, Minerals, Fixtures, Improvements, Personalty, Contracts, Leases and Rents, and any interest of Grantor now owned or hereafter acquired in and to the Land, Minerals, Fixtures, Personalty, Leases and Rents, together with any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations. As used in this Deed of Trust, the term “Mortgaged Property” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

Note: That certain Promissory Note in the original principal amount of SIX MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($6,375,000.00), with a Maturity Date of FEBRUARY 10, 2017, executed of even date herewith, executed and delivered by Borrower, and made payable to the order of Lender, bearing interest as therein specified, containing an attorneys’ fee clause, and with interest and principal being payable as therein specified, and secured by, among other things, the Deed of Trust; and any and all renewals, modifications, rearrangements, reinstatements, or extensions of such promissory notes or of any promissory note or notes given in renewal, substitution or replacement therefor; however, the amount of the Note shall not be increased except for protective advances made pursuant to the Loan Documents.

Obligations: Any and all of the covenants, conditions, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Grantor, Guarantor, or any Constituent Party to Beneficiary, Trustee, or others as set forth in the Loan Documents, the Leases, and in any deed, lease, sublease, or other form of conveyance, or any other agreement pursuant to which Grantor is granted a possessory interest in the Land.

Permitted Exceptions: The liens, easements, restrictions, security interests, and other matters (if any) as reflected on Exhibit “B” attached hereto and incorporated herein by reference and the liens and security interests created by the Loan Documents.

Personalty: All of the right, title, and interest of Grantor in and to: (a) furniture, furnishings, machinery, goods (including, but not limited to, crops, farm products, timber and timber to be cut, and extracted Minerals); (b) notes, money, insurance proceeds, accounts (including health-care insurance receivables), goods, chattel paper, inventory, equipment, instruments (including promissory notes), investment property, documents, deposit accounts, letter of credit rights, general intangibles (including payment intangibles), and supporting obligations, contract and subcontracts rights, trademarks, tradenames and to the extent not listed above as original collateral, proceeds and products of the foregoing, whether now owned, existing, hereafter acquired, held, used, or sold; (c) all refundable, returnable, or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable, or reimbursable tap fees, utility deposits, commitment fees and development costs, any awards, remunerations, reimbursements, settlements, or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures, Contracts, or Personalty, including but not limited to those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and (d) all other personal property of any kind or character as defined in and subject to the provisions of the Code (Article 9 - Secured Transactions); any and all of which are now owned or hereafter acquired by Grantor, and which are now or hereafter situated in, on, or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, construction, financing, use, occupancy, or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use in or on the Land or the Improvements, together with all accessions, replacements, and substitutions thereto or therefor and the proceeds thereof.

Release: “Release,” “removal,” “environment,” and “disposal” shall have the meanings given such terms in CERCLA, and the term “disposal” shall also have the meaning given it in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided further that to the extent the laws of the state of Missouri establish a meaning for “release,” “removal,” “environment,” or “disposal,” which is broader than that specified in either CERCLA and RCRA, such broader meaning shall apply.

Remedial Work: Any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind or nature reasonably necessary under any applicable Environmental Law in connection with the current or future presence, suspected presence, release, or suspected release of a Hazardous Substance in quantities which violate the Environmental Laws in or into the air, soil, ground water, surface water, or soil vapor at, on, about, under, or within the Mortgaged Property, or any part thereof.

Rents: All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Grantor acquires title thereto), and other benefits paid or payable by parties to the Contracts and/or Leases, other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, or otherwise enjoying all or any portion of the Mortgaged Property.

Subordinate Mortgage: Any mortgage, deed of trust, pledge, lien (statutory, constitutional, or contractual), security interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property executed and delivered by Grantor, the lien of which is subordinate and inferior to the lien of this Deed of Trust.

Trustee: The individual described as Trustee in the initial paragraph of this Deed of Trust.

1.2 Additional Definitions. As used herein, the following terms shall have the following meanings:

(a) “Hereof”, “hereby”, “hereto”, “hereunder”, “herewith”, and similar terms mean of, by, to, under and with respect to, this Deed of Trust or to the other documents or matters being referenced.

(b) “Heretofore” means before, “hereafter” means after, and “herewith” means concurrently with, the date of this Deed of Trust.

(c) All pronouns, whether in masculine, feminine or neuter form, shall be deemed to refer to the object of such pronoun whether same is masculine, feminine or neuter in gender, as the context may suggest or require.

(d) All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular or plural in nature, as the context may suggest or require.

ARTICLE II - GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD, CONVEYED and CONFIRMED, IN TRUST WITH POWER OF SALE, and by these presents does GRANT, BARGAIN, SELL, CONVEY and CONFIRM, IN TRUST WITH POWER OF SALE, unto Trustee, in trust, the Mortgaged Property, subject, however, to the Permitted Exceptions, TO HAVE AND TO HOLD the Mortgaged Property unto Trustee, forever, and Grantor does hereby bind itself, its successors, and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however that if Grantor shall pay (or cause to be paid) the Indebtedness as and when the same shall become due and payable and shall fully perform and discharge (or cause to be fully performed and discharged) the Obligations on or before the date same are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate, in accordance with the provisions hereof. Otherwise same shall remain in full force and effect. A certificate or other written statement executed on behalf of Trustee or Beneficiary confirming that the Indebtedness has not been fully paid or the Obligations have not been fully performed or discharged shall be sufficient evidence thereof for the purpose of reliance by third parties on such fact.

ARTICLE III - WARRANTIES AND REPRESENTATIONS

Grantor hereby unconditionally warrants and represents to Beneficiary, as of the date hereof and at all times during the term of this Deed of Trust, as follows:

3.1 Organization and Power. If Grantor or any Constituent Party is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business association, as the case may be, Grantor and any Constituent Party, if any, (a) is either a corporation duly incorporated with a legal status separate from its affiliates, or a partnership or trust, joint venture or other type of business association duly organized, validly existing, and in good standing under the laws of the state of its formation or existence, and has complied with all conditions prerequisite to its doing business in the state in which the Mortgaged Property is located, and (b) has all requisite power and all governmental certificates of authority, licenses, all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease, and operate its properties and to carry on its business as now being, and as proposed to be, conducted.

3.2 Validity of Loan Documents. The execution, delivery, and performance by Grantor of the Loan Documents (other than the Guaranty): (a) if Grantor, or any signatory who signs on its behalf, is a corporation, general partnership, limited partnership, joint venture, trust, or other type of business association, as the case may be, are within Grantor’s and each Constituent Party’s powers and have been duly authorized by Grantor’s and each Constituent Party’s board of directors, shareholders, partners, venturers, trustees, or other necessary parties, and all other requisite action for such authorization has been taken; (b) have received any and all requisite prior governmental approvals in order to be legally binding and enforceable in accordance with the terms thereof; and (c) will not violate, be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under or violation of any Legal Requirement or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of Grantor’s and any Constituent Party’s or Guarantors’ property or assets, except as contemplated by the provisions of the Loan Documents. The Loan Documents constitute the legal, valid, and binding obligations of Grantor, Guarantor, and others obligated under the terms of the Loan Documents, enforceable in accordance with their respective terms, subject to laws applicable generally to rights of creditors.

3.3 Information. All information, financial statements, reports, papers, and data given or to be given to Beneficiary with respect to Grantor, each Constituent Party, Guarantor, others obligated under the terms of the Loan Documents, or the Mortgaged Property are, or at the time of delivery will be, accurate, complete, and correct in all material respects and do not, or will not, omit any fact, the inclusion of which is necessary to prevent the facts contained therein from being materially misleading. Since the date of the financial statements of Grantor, any Constituent Party, or of any Guarantor of any other party liable for payment of the Indebtedness or performance of the Obligations or any part thereof heretofore furnished to Beneficiary, no material adverse effect has occurred.

3.4 Title and Lien. Grantor has good and indefeasible title to the Land (in fee simple, if the lien created hereunder be on the fee, or a first and prior leasehold estate, if it be created on the leasehold estate) and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests, claims, easements, restrictions, options, leases (other than the Leases), covenants, and other rights, titles, interests, or estates of any nature whatsoever, except the Permitted Exceptions. This Deed of Trust constitutes a valid, subsisting first lien on the Land, the Improvements, and the Fixtures; a valid, subsisting first priority security interest in and to the Personalty, Contracts, and to the extent that the terms Leases and Rents include items covered by the Code, in and to the Leases and Rents; and a valid, subsisting priority assignment of the Leases and Rents not covered by the Code, all in accordance with the terms hereof.

3.5 Business Purposes. The loan evidenced by the Note is solely for the purpose of carrying on or acquiring a business of Grantor, and is not for personal, family, household, or agricultural purposes.

3.6 Taxes. Grantor, each Constituent Party, and Guarantor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them, or filed appropriate extensions, and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Grantor, any Constituent Party, nor any Guarantor knows of any basis for any additional assessment in respect of any such taxes and related liabilities.

3.7 Mailing Address. Grantor’s mailing address, as set forth in the opening paragraph hereof or as changed pursuant to the provisions hereof, is true and correct.

3.8 Relationship of Grantor and Beneficiary. The relationship between Grantor and Beneficiary is solely that of debtor and creditor, and Beneficiary has no fiduciary or other special relationship with the Grantor, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Grantor and Beneficiary to be other than that of debtor and creditor.

3.9 No Reliance by Beneficiary. Grantor is experienced in the ownership and operation of properties similar to the Mortgaged Property, and Grantor and Beneficiary have and are relying solely upon Grantor’s expertise and business plan in connection with the ownership and operation of the Mortgaged Property. Grantor is not relying on Beneficiary’s expertise or business acumen in connection with the Mortgaged Property.

3.10 Environmental and Hazardous Substances.

(a) To Grantor’s knowledge, the Mortgaged Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any Governmental Authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws.

(b) Without limitation of Section 3.10(a) immediately preceding, to Grantor’s knowledge, the Mortgaged Property and operations conducted thereon by the current owner or operator of such Mortgaged Property, are not in violation of or subject to any existing, pending, or threatened action, suit, investigation, inquiry, or proceeding by any governmental or nongovernmental entity or person or to any remedial obligations under any Environmental Law.

(c) To Grantor’s knowledge, all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Mortgaged Property, including, without limitation, the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance (as hereinafter defined) into the environment, have been duly obtained or filed.

(d) To Grantor’s knowledge, the Mortgaged Property does not contain any Hazardous Substance used or stored in violation of Environmental Law.

(e) Grantor has taken all reasonable steps necessary to determine if any Hazardous Substances have been generated, treated, placed, held, located, or otherwise released on, under, from, or about the Mortgaged Property.

(f) Grantor has not undertaken, permitted, authorized, or suffered and will not undertake, permit, authorize, or suffer the presence, use, manufacture, handling, generation, transportation, storage, treatment, discharge, release, burial, or disposal on, under, from or about the Mortgaged Property of any Hazardous Substance or the transportation to or from the Mortgaged Property of any Hazardous Substance in violation of Environmental Law other than in the ordinary course of operating a surgical center.

(g) Except as disclosed in writing by Grantor to Beneficiary, to Grantor’s knowledge, there is no pending or threatened litigation, proceedings, or investigations before or by any administrative agency in which any person or entity alleges or is investigating any alleged presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance in violation of Environmental Law.

(h) Except as disclosed in writing by Grantor to Beneficiary, Grantor has not received any notice, and has no actual knowledge, that any Governmental Authority or any employee or agent hereof has determined, or threatens to determine, or is investigating any allegation that there is a presence, release, threat of release, placement on, under, from or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under, from or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance in violation of Environmental Law.

(i) Except as disclosed in writing by Grantor to Beneficiary, to Grantor’s knowledge there have been no communications or agreements with any Governmental Authority thereof or any private entity, including, but not limited to, any prior owners or operators of the Mortgaged Property, relating in any way to the presence, release, threat of release, placement on, under or about the Mortgaged Property, or the use, manufacture, handling, generation, transportation, storage, treatment, discharge, burial, or disposal on, under or about the Mortgaged Property, or the transportation to or from the Mortgaged Property, of any Hazardous Substance in violation of Environmental Law.

(j) Neither Grantor nor, to the knowledge of Grantor, any other person, including, but not limited to any, predecessor owner, tenant, licensee, occupant, user, or operator of all or any portion of the Mortgaged Property, has ever caused, permitted, authorized or suffered, and Grantor will not cause, permit, authorize, or suffer, any Hazardous Substance to be placed, held, located, or disposed of, on, under or about any other real property, all or any portion of which is legally or beneficially owned (or any interest or estate therein which is owned) by Grantor in any jurisdiction now or hereafter having in effect a so-called “superlien” law or ordinance or any part thereof, the effect of which law or ordinance would be to create a lien on the Mortgaged Property to secure any obligation in connection with the “superlien” law of such other jurisdiction.

(k) Grantor has received no notice that it has not been issued all required federal, state, and local licenses, certificates, or permits relating to, and to Grantor’s knowledge Grantor and its facilities, business assets, property, leaseholds, and equipment are in compliance in all respects with all applicable federal, state, and local laws, rules, and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health, or safety matters.

3.11 No Litigation. Except as disclosed in writing to Beneficiary pursuant to the Loan Agreement, to the best of Grantor’s knowledge, there are no: (a) actions, suits, or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or threatened against or affecting Grantor, Guarantor, or any Constituent Party or involving the Mortgaged Property which would have a material adverse effect if determined against such party; (b) outstanding or unpaid judgments against the Grantor, Guarantor, any Constituent Party, or the Mortgaged Property; or (c) defaults by Grantor with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator.

ARTICLE IV - AFFIRMATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary, until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

4.1 Payment and Performance. Grantor will pay the Indebtedness as and when specified in the Loan Documents, and will perform and discharge all of the Obligations, in full and on or before the dates same are to be performed.

4.2 Existence. Grantor will and will cause each Constituent Party to preserve and keep in full force and effect its existence, rights, franchises, and trade names.

4.3 Compliance with Legal Requirements. Grantor will promptly and faithfully comply with, conform to, and obey all Legal Requirements, whether the same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.

4.4 First Lien Status. Grantor will protect the first lien and security interest status of this Deed of Trust and the other Loan Documents and will not permit to be created or to exist in respect of the Mortgaged Property or any part thereof any lien or security interest on a parity with, superior to, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions and lien claims bonded around as provided in Loan Documents.

4.5 Payment of Impositions. Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the earlier to occur of: (a) the due date thereof; (b) the day any fine, penalty, interest, or cost may be added thereto or imposed; or (c) the day any lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item), and Grantor shall deliver to Beneficiary a written receipt evidencing the payment of the respective Imposition.

4.6 Repair. Grantor will keep the Mortgaged Property in first-class order and condition (subject to normal wear and tear) and will make all repairs, replacements, renewals, additions, betterments, improvements, and alterations thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition. Grantor will use its best efforts to prevent any act, occurrence, or neglect which might impair the value or usefulness of the Mortgaged Property for its intended usage. In instances where repairs, replacements, renewals, additions, betterments, improvements, or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste, or destruction thereof, Grantor shall proceed to repair, replace, add to, better, improve, or alter same, or cause same to be repaired, replaced, added to, bettered, improved, or altered, notwithstanding anything to the contrary contained in Section 5.2 hereof; provided, however, that in instances where such emergency measures are to be taken, Grantor will notify Beneficiary in writing of the commencement of same and the measures to be taken, and, when same are completed, the completion date and the measures actually taken.

4.7 Insurance. Grantor will obtain and maintain insurance as more fully described in Section 4.7 of the Loan Agreement.

4.8 Inspection. Grantor will permit Trustee and Beneficiary, and their agents, representatives, and employees, to inspect the Mortgaged Property at all reasonable times upon prior notice to Grantor.

4.9 Hold Harmless. Grantor will defend, at its own cost and expense, and hold Trustee and Beneficiary harmless from, any action, proceeding, or claim affecting the Mortgaged Property or the Loan Documents, and all costs and expenses incurred by Beneficiary in protecting its interests hereunder in such an event (including all court costs and attorneys’ fees) shall be borne by Grantor. If Grantor is a partnership or joint venture, each partner or venturer of Grantor jointly and severally agrees that in the event any dispute whatsoever arises among any or all of the partners or venturers, each general partner or venturer will indemnify Trustee and Beneficiary and any corporation controlling, controlled by, or under common control with either Trustee or Beneficiary, and any shareholder, officer, director, employee and agent of either Trustee or Beneficiary or any such corporation, and will hold Trustee and Beneficiary and any such corporation and any such shareholder, officer, director, employee and agent of such corporation or Beneficiary, harmless from and against all expenses, including without limiting the generality of the foregoing, all legal fees, damages, and other liabilities of any type whatsoever (including but not limited to, any liabilities arising out of demands by any of the partners for undisbursed loan funds) suffered or incurred as a result of or in connection with any such dispute. This indemnity provision shall survive repayment of the Indebtedness, shall be binding upon the respective heirs, legal representatives, successors, and assigns of Grantor, and if Grantor is a partnership or joint venture, each general partner or venturer of Grantor, and shall inure to the benefit of Trustee and Beneficiary, their successors, and assigns, any corporation controlling, controlled by, or under common control with either Trustee or Beneficiary and the corporation’s shareholder, directors, officers, employees and agents.

4.10 Books and Records. Grantor will obtain and maintain accurate books of account and other records as more fully described in Section 5.11 of the Loan Agreement.

4.11 Financial Statements; Tax Returns. Grantor shall furnish or cause to be furnished to Beneficiary financial statements as more fully described in Section 5.11 of the Loan Agreement.

4.12 Payment for Labor and Materials. Grantor will promptly pay all bills for labor, materials, and specifically fabricated materials incurred in connection with the Mortgaged Property and never permit to exist with respect to the Mortgaged Property or any part thereof any lien or security interest, even though inferior to the liens and security interests hereof, for any such bill, and in any event never permit to be created or exist in respect of the Mortgaged Property or any part thereof any other or additional lien or security interest on a parity with, superior, or inferior to any of the liens or security interests hereof, except for the Permitted Exceptions. Notwithstanding the foregoing or any other provision of this Deed of Trust or the other Loan Documents, Grantor shall not be in default for failure to pay a bill which gives rise to a lien or an affidavit claiming a lien on the Mortgaged Property if: (a) Grantor is diligently and in good faith contesting the validity of the bill; (b) upon request of Beneficiary, Grantor shall “bond around” the lien or furnish Beneficiary with other assurances that the bill will be paid prior to final judgment; and (c) Grantor prevents the Mortgaged Property being made subject to a final, adverse judgment enforcing any such lien.

4.13 Further Assurances and Corrections. From time to time, at the request of Beneficiary, Grantor will: (a) promptly correct any defect, error, or omission which may be discovered in the contents of this Deed of Trust or in any other Loan Document or in the execution or acknowledgment thereof; (b) execute, acknowledge, deliver, record and/or file such further instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents or leases) and perform such further acts and provide such further assurances as may be reasonably necessary, desirable, or proper, in Beneficiary’s opinion, to carry out more effectively the purposes of this Deed of Trust and the Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property; and (c) execute, acknowledge, deliver, procure, file, and/or record any document or instrument (including without limitation, any financing statement) deemed advisable by Beneficiary to protect the liens and the security interests herein granted against the rights or interests of third persons.

However, under no circumstances will the requirements of this Section 4.13 cause Grantor to execute documents or take other steps which would modify its obligations, duties and liabilities under the Loan Documents, as written.

4.14 Tax on Deed of Trust. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof, Grantor will immediately pay all such taxes, provided that if such law as enacted makes it unlawful for Grantor to pay such tax, Grantor shall not pay nor be obligated to pay such tax. Nevertheless, if a law is enacted making it unlawful for Grantor to pay such taxes, then to the extent allowed by law, Grantor must prepay the Indebtedness in full within one hundred eighty (180) days after demand therefor by Beneficiary.

4.15 Statement of Unpaid Balance. At any time and from time to time, but no more often than semi-annually, Grantor will furnish promptly, upon the request of Beneficiary, a written statement or affidavit, in form satisfactory to Beneficiary, stating the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

4.16 Expenses. Grantor will pay on demand all reasonable and bona fide out-of-pocket costs, fees, and expenses and other expenditures, including, but not limited to, reasonable attorneys’ fees and expenses, paid or incurred by Beneficiary or Trustee to third parties incident to this Deed of Trust or any other Loan Document (including without limitation, reasonable attorneys’ fees and expenses in connection with the negotiation, preparation, and execution hereof and of any other Loan Document and any amendment hereto or thereto, any release hereof, any consent, approval or waiver hereunder or under any other Loan Document, the making of any advance under the Note, and any suit to which Beneficiary or Trustee is a party involving this Deed of Trust or the Mortgaged Property) or incident to the enforcement of the indebtedness or the exercise of any right or remedy of Beneficiary under any Loan Document.

4.17 Address. Grantor shall give written notice to Beneficiary and Trustee of any change of address of Grantor at least five (5) days prior to the effective date of such change of address, but any failure to do so shall not be an Event of Default. Absent such official written notice of a change in address for Grantor, then Beneficiary and Trustee shall be entitled for all purposes under the Loan Documents to rely upon Grantor’s address as set forth in the initial paragraph of this Deed of Trust, as same may have been theretofore changed in accordance with the provisions hereof.

4.18 Environment and Hazardous Substances. Grantor will:

(a) not use, generate, manufacture, produce, store, release, discharge, treat, or dispose of on, under, from or about the Mortgaged Property or transport to or from the Mortgaged Property any Hazardous Substance or allow any other person or entity to do so in violation of any Environmental Law;

(b) keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Mortgaged Property to be in violation of, any Environmental Law;

(c) monitor the use of the Mortgaged Property to attempt to assure that no violation of Environmental Laws occurs (Grantor does not represent or warrant that a tenant will not violate an Environmental Law.);

(d) give prompt written notices to Beneficiary of: (i) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged Property, the migration thereof from or to other property, the disposal, storage, or treatment of any Hazardous Substance generated or used on, under or about the Mortgaged Property; (ii) all claims made or threatened by any third party against Grantor or the Mortgaged Property or any other owner or operator of the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (iii) Grantor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property or any part thereof to be subject to any investigation or cleanup of the Mortgaged Property pursuant to any Environmental Law;

(e) permit Beneficiary to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Grantor shall pay all attorneys’ fees incurred by Beneficiary in connection therewith;

(f) protect, indemnify, and hold harmless Trustee and Beneficiary, their parents, subsidiaries, directors, officers, employees, representatives, agents, successors, and assigns from and against any and all loss, damage, costs, expense, action, causes of action, or liability (including attorneys’ fees and costs) directly or indirectly arising from or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under or about the Mortgaged Property, whether known or unknown at the time of the execution hereof, including without limitation (i) all foreseeable consequential damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, and (ii) the costs of any required or necessary environmental investigation or monitoring, any repair, cleanup, or detoxification of the Mortgaged Property, and the preparation and implementation of any closure, remedial, or other required plans. This covenant and the indemnity contained herein shall survive the release of the lien of this Deed of Trust, or the extinguishment of the lien by foreclosure or action in lieu thereof; and

(g) in the event that any Remedial Work is reasonably necessary or desirable, Grantor shall commence and thereafter diligently prosecute to completion all such Remedial Work within a reasonable period of time after written demand by Beneficiary for performance thereof (or any specific period of time as may be required under any Legal Requirement), with such Remedial Work being commenced within thirty (30) days of Beneficiary’s written demand. All Remedial Work shall be performed by contractors approved in advance by Beneficiary, and under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Beneficiary’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness.

ARTICLE V - NEGATIVE COVENANTS

Grantor hereby unconditionally covenants and agrees with Beneficiary until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged as follows:

5.1 Use Violations. Grantor will not use, maintain, operate, or occupy, or allow the use, maintenance, operation, or occupancy of, the Mortgaged Property in any manner which: (a) violates any Legal Requirement; (b) may be dangerous unless safeguarded as required by law and/or appropriate insurance; (c) constitutes a public or private nuisance; or (d) makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto.

5.2 Waste; Alterations. Grantor will not commit or permit any waste or impairment of the Mortgaged Property (ordinary wear and tear excepted) and will not (subject to the provisions of Sections 4.3 and 4.6 hereof), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature, which consent shall not be unreasonably withheld or delayed.

5.3 Replacement of Fixtures and Personalty. Grantor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest except as may be approved in writing by Beneficiary.

5.4 Change in Zoning. Grantor will not seek or acquiesce in a zoning reclassification of all or any portion of the Mortgaged Property or grant or consent to any easement, dedication, plat, or restriction (or allow any easement to become enforceable by prescription), or any amendment or modification thereof, covering all or any portion of the Mortgaged Property, without Beneficiary’s prior written consent.

5.5 No Drilling. Grantor will not, without the prior written consent of Beneficiary, permit any drilling or exploration for or extraction, removal, or production of, any Minerals from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

5.6 No Disposition. Grantor will not make a Disposition without obtaining Beneficiary’s prior written consent to the Disposition.

5.7 No Subordinate Mortgages. Grantor will not create, place, or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain any Subordinate Mortgage regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents with respect to the Mortgaged Property, other than the Permitted Exceptions.

ARTICLE VI - EVENTS OF DEFAULT

The term “Event of Default,” as used herein and in the Loan Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

6.1 Payment of Indebtedness. If Grantor shall fail, refuse, or neglect to pay, in full, any installment or portion of the Indebtedness as and when the same shall become due and payable within ten (10) days after the installment becomes due and payable except Beneficiary shall give Grantor fifteen (15) days written notice to cure all other monetary defaults, prior to acceleration or otherwise, provided the grace period shall not be applicable to sums due and payable at the Maturity Date or upon acceleration hereof.

6.2 Performance of Obligations. If Grantor shall fail, refuse or neglect or cause the failure, refusal, or neglect to comply with, perform and discharge fully and timely any of the Obligations as and when called for, other than repayment of the Indebtedness and such failure, refusal or neglect continues for a period of thirty (30) days after delivery to Grantor of written notice from Beneficiary of such failure, refusal or neglect (such period to be increased for an additional period not to exceed sixty (60) days, if Grantor is diligently pursuing the cure of the matter(s) in question, upon Grantor’s delivery to Beneficiary of appropriate bonds or additional collateral, the form of same to be acceptable to Beneficiary in its reasonable discretion). However, any such failure, refusal or neglect with respect to the Leases occurring in the ordinary course of business of Grantor or the operation of the Mortgaged Property shall not be an Event of Default.

6.3 False Representation. If any representation, warranty, or statement made by Grantor, any Guarantor, or Constituent Party in, under, or pursuant to the Loan Documents or any affidavit or other instrument executed or delivered with respect to the Loan Documents or the Indebtedness is determined by Beneficiary to be false or misleading in any material respect as of the date hereof or thereof or shall become so at any time prior to the repayment in full of the Indebtedness.

6.4 Default Under other Lien Documents. If Grantor shall default or commit an Event of Default under and pursuant to any other mortgage or security agreement which covers or effects any part of the Mortgaged Property.

6.5 Insolvency; Bankruptcy. If Grantor: (a) shall execute an assignment for the benefit of creditors or an admission in writing by Grantor of Grantor’s inability to pay, or Grantor’s failure to pay, debts generally as the debts become due; or (b) shall allow the levy against the Mortgaged Property or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within sixty (60) days after the levy; or (c) shall allow the appointment of a receiver, trustee or custodian of Grantor or of the Mortgaged Property or any part thereof, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment; or (d) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks of the benefit or benefits of any Debtor Relief Law, or takes any action in furtherance thereof; or (e) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of the rights or powers of Beneficiary or Trustee granted in the Note, herein or in any Loan Document; or (f) allows the filing of a petition, case, proceeding or other action against Grantor as a debtor under any Debtor Relief Law or seeks appointment of a receiver, trustee, custodian or liquidator of Grantor or of the Mortgaged Property, or any part thereof, or of any significant portion of Grantor’s other property; and (i) Grantor admits, acquiesces in or fails to contest diligently the material allegations thereof; or (ii) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Grantor; or (iii) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of filing.

6.6 Dissolution. If Grantor shall dissolve, terminate or liquidate, or merge with or be consolidated into any other entity.

6.7 No Further Encumbrances; Levy and Attachment. If Grantor creates, places, or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Subordinate Mortgage, regardless of whether such Subordinate Mortgage is expressly subordinate to the liens or security interests of the Loan Documents, with respect to the Mortgaged Property, other than the Permitted Exceptions, which has not been consented to or approved by Beneficiary. If any levy or attachment is issued, or if any lien for the performance of work or the supply of materials is filed, against any part of the Mortgaged Property and remains unsatisfied or unbonded following thirty (30) days after the date of filing thereof or such later period of time if Grantor is unaware of such matter; subject to the right of Grantor to contest the validity thereof as provided in this Deed of Trust.

6.8 Disposition of Mortgaged Property and Beneficial Interest in Grantor. If Grantor makes a Disposition, without the prior written consent of Beneficiary.

6.9 Condemnation. If any condemnation proceeding is instituted or threatened which would, in Beneficiary’s reasonable judgment, materially impair the use and enjoyment of the Mortgaged Property for its intended purposes.

6.10 Destruction of Improvements. Subject to Grantor’s compliance with the Lease, if the Mortgaged Property is demolished, destroyed, or substantially damaged so that, in Beneficiary’s reasonable judgment, it cannot be restored or rebuilt with available funds to the condition existing immediately prior to such demolition, destruction, or damage within a reasonable period of time.

6.11 Transfer of Improvements. If Grantor executes any conditional bill of sale, chattel mortgage or other security instrument covering any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto, or covering articles of personal property placed in the Improvements, or files a financing statement publishing notice of such security instrument, or if any of such materials, fixtures or articles are not purchased in such a manner that the ownership thereof vests unconditionally in Grantor, free from encumbrances, on delivery at the Land, or if Grantor does not produce to Lender upon reasonable demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Grantor claims title to such materials, fixtures and articles.

6.12 Abandonment. If Grantor abandons all or any portion of the Mortgaged Property.

6.13 Guarantor’s Default. The occurrence of any event referred to in Section 6.5 hereof with respect to Guarantor.

6.14 Loan Documents. The occurrence of an Event of Default as defined in any of the other Loan Documents.

ARTICLE VII - REMEDIES

7.1 Beneficiary’s Remedies Upon Default. Upon the occurrence of an Event of Default Beneficiary may, at Beneficiary’s option, and by or through Trustee, by Beneficiary itself or otherwise, do any one or more of the following:

(a) Right to Perform Grantor’s Covenants. If Grantor has failed to keep or perform any covenant whatsoever contained in this Deed of Trust or the other Loan Documents, Beneficiary may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant, and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness, and Grantor promises, upon demand, to pay to Beneficiary, at the place where the Note is payable, all sums so advanced or paid by Beneficiary, with interest from the date when paid or incurred by Beneficiary at the Default Rate. No such payment by Beneficiary shall constitute a waiver of any Event of Default. In addition to the liens and security interests hereof, Beneficiary shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Beneficiary may make an advance, or which Beneficiary may pay. Unless Grantor provides evidence of the insurance coverage required by this Deed of Trust, Beneficiary may purchase insurance at Grantor’s expense to protect Beneficiary’s interests in Grantor’s collateral. This insurance may, but need not, protect Grantor’s interests. The coverage that Beneficiary purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the collateral. Grantor may later cancel any insurance purchased by Beneficiary, but only after providing evidence that Grantor has obtained insurance as required by this Deed of Trust. If Beneficiary purchases insurance for the collateral,

Grantor will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges Beneficiary may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to Grantor’s total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance Grantor may be able to obtain on its own.

(b) Right of Entry. Beneficiary may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Grantor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Indebtedness in such manner as Beneficiary may elect. All such costs, expenses, and liabilities incurred by the Beneficiary in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Grantor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Indebtedness. If necessary to obtain the possession provided for above, the Beneficiary may invoke any and all legal remedies to dispossess Grantor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Beneficiary pursuant to this subsection, the Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Beneficiary in managing the Mortgaged Property unless such loss is caused by the gross negligence or willful misconduct of the Beneficiary, nor shall the Beneficiary be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Grantor shall and does hereby agree to indemnify the Beneficiary for, and to hold the Beneficiary harmless from, any and all liability, loss, or damages, which may or might be incurred by the Beneficiary under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder (except by reason of Beneficiary’s gross negligence and recklessness), and from any and all claims and demands whatsoever which may be asserted against the Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease. Should the Beneficiary incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys’ fees, together with interest thereon from the date of expenditure until paid at the Default Rate, shall be secured hereby, and Grantor shall reimburse the Beneficiary therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon the Beneficiary for the control, care, management, leasing, or repair of the Mortgaged Property, nor force the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any Hazardous Substance on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Grantor hereby assents to, ratifies, and confirms any and all actions of the Beneficiary with respect to the Mortgaged Property taken under this subsection.

The remedies in this subsection are in addition to other remedies available to the Beneficiary and the exercise of the remedies in this subsection shall not be deemed to be an election of nonjudicial or judicial remedies otherwise available to the Beneficiary. The remedies in this Article VII are available under and governed by the real property laws of Missouri and are not governed by the personal property laws of Missouri, including but not limited to, the power to dispose of personal property in a commercially reasonable manner under Section 9.610 of the Code. No action by Beneficiary, taken pursuant to this subsection, shall be deemed to be an election to dispose of personal property under Section 9.620 of the Code. Any receipt of consideration received by Beneficiary pursuant to this subsection shall be immediately credited against the Indebtedness (in the inverse order of maturity) and the value of said consideration shall be treated like any other payment against the Indebtedness.

(c) Right to Accelerate. Except as provided herein and in the other Loan Documents, Beneficiary may, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Grantor and all other parties obligated in any manner whatsoever on the Indebtedness, declare the entire unpaid balance of the Indebtedness immediately due and payable, and upon such declaration, the entire unpaid balance of the Indebtedness shall be immediately due and payable. The failure to exercise any remedy available to the Beneficiary shall not be deemed to be a waiver of any rights or remedies of the Beneficiary under the Loan Documents, at law or in equity.

(d) Foreclosure-Power of Sale. Beneficiary may request Trustee to proceed with foreclosure under the power of sale which is hereby conferred, such foreclosure to be accomplished in accordance with the following provisions:

(i) Public Sale. Trustee is hereby authorized and empowered, and it shall be Trustee’s special duty, upon such request of Beneficiary, to sell the Mortgaged Property, or any part thereof, at public auction to the highest bidder for cash, with or without having taken possession of same. Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Sections 443.310 and 443.320 of the Missouri Revised Statutes or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Missouri real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Missouri real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Missouri real property under powers of sale conferred by deeds of trust.

(ii) Right to Require Proof of Financial Ability and/or Cash Bid. At any time during the bidding, the Trustee may require a bidding party: (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable); and (B) to demonstrate reasonable evidence of the bidding party’s financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitted bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee’s requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee’s sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event: (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids; and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee’s sole and absolute discretion, determine that a credit bid may be in the best interest of the Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(iii) Sale Subject to Unmatured Indebtedness. In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Indebtedness, Beneficiary may, at Beneficiary’s option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Indebtedness to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Indebtedness and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured

Indebtedness, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Indebtedness may be made hereunder whenever there is a default in the payment of any installment of the Indebtedness, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Indebtedness or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Indebtedness.

(iv) Partial Foreclosure. Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Indebtedness is paid and the Obligations are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the Fixtures and Personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.

(v) Trustee’s Deeds. After any sale under this subsection, Trustee shall make good and sufficient deeds, assignments, and other conveyances to the purchaser or purchasers thereunder in the name of Grantor, conveying the Mortgaged Property or any part thereof so sold to the purchaser or purchasers with general warranty of title by Grantor. It is agreed that in any deeds, assignments or other conveyances given by Trustee, any and all statements of fact or other recitals therein made as to the identity of Beneficiary, the occurrence or existence of any Event of Default, the notice of intention to accelerate, or acceleration of, the maturity of the Indebtedness, the request to sell, notice of sale, time, place, terms and manner of sale, and receipt, distribution, and application of the money realized therefrom, the due and proper appointment of a substitute trustee, and without being limited by the foregoing, any other act or thing having been duly done by or on behalf of Beneficiary or by or on behalf of Trustee, shall be taken by all courts of law and equity as prima facie evidence that such statements or recitals state true, correct, and complete facts and are without further question to be so accepted, and Grantor does hereby ratify and confirm any and all acts that Trustee may lawfully do in the premises by virtue hereof.

(e) Beneficiary’s Judicial Remedies. Beneficiary, or Trustee, upon written request of Beneficiary, may proceed by suit or suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Deed of Trust as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Beneficiary with respect to the Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Beneficiary.

(f) Beneficiary’s Right to Appointment of Receiver. Beneficiary, as a matter of right and without regard to the sufficiency of the security for repayment of the Indebtedness and performance and discharge of the Obligations, without notice to Grantor and without any showing of insolvency, fraud, or mismanagement on the part of Grantor, and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, shall be entitled to the appointment of a receiver or receivers of the Mortgaged property or any part thereof, and of the Rents, and Grantor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

(g) Beneficiary’s Uniform Commercial Code Remedies. The Beneficiary may exercise its rights of enforcement with respect to Fixtures and Personalty under the Code, and in conjunction with, in addition to or in substitution for the rights and remedies under the Code, the Beneficiary may:

(i) without demand or notice to Grantor, enter upon the Mortgaged Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof, or to render it unusable; and

(ii) require Grantor to assemble the Personalty and make it available at a place the Beneficiary designates which is mutually convenient to allow the Beneficiary to take possession or dispose of the Personalty; and

(iii) written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made shall constitute reasonable notice; and

(iv) any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of the other Mortgaged Property under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of the other Mortgaged Property under power of sale and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under 9.604 of the Code; and

(v) in the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Personalty and the other Mortgaged Property may, at the option of the Beneficiary, be sold as a whole; and

(vi) it shall not be necessary that the Beneficiary take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale; and

(vii) prior to application of proceeds of disposition of the Personalty to the Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like, and the reasonable attorneys’ fees and legal expenses incurred by the Beneficiary; and

(viii) after notification, if any, hereafter provided in this subsection, Beneficiary may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Beneficiary’s offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Beneficiary, Grantor shall assemble the Personalty and make it available to Beneficiary at any place designated by Beneficiary that is reasonably convenient to Grantor and Beneficiary. Grantor agrees that Beneficiary shall not be obligated to give more than ten (10) days’ written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Grantor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys’ fees, legal expenses, and all other costs and expenses incurred by Beneficiary in connection with the collection of the Indebtedness and the enforcement of Beneficiary’s rights under the Loan Documents. Beneficiary shall apply the proceeds of the sale of the Personalty against the Indebtedness in accordance with the provisions of Section 7.4 of this Deed of Trust. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Personalty are insufficient to pay the Indebtedness in full. Grantor waives all rights of marshaling in respect of the Personalty; and

(ix) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Indebtedness, the occurrence of any Event of Default, the Beneficiary having declared all or a portion of such Indebtedness to be due and payable, the notice of time, place, and terms of sale and of the properties to be sold having been duly given, or any other act or thing having been duly done by the Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(x) the Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of the Beneficiary.

(h) Rights Relating to Leases and Rents. Grantor has, pursuant to Article IX of this Deed of Trust, absolutely and unconditionally assigned, to Beneficiary all Rents under each of the Leases covering all or any portion of the Mortgaged Property. Beneficiary, or Trustee on Beneficiary’s behalf, may at any time following the occurrence of an Event of Default hereunder, and without entering or taking possession of the Mortgaged Property or further notice, either in person, by agent, or by receiver to be appointed by a court, and in its own name, sue for or otherwise collect the Rents. Grantor hereby agrees, upon notice from Trustee or Beneficiary to Grantor of the occurrence of an Event of Default, to terminate the limited license granted to Grantor in Section 9.2 hereof, and thereafter direct the lessees under the Leases to pay direct to Beneficiary the Rents due and to become due under the Leases and attorn in respect of all other obligations thereunder direct to Beneficiary, or Trustee on Beneficiary’s behalf, without any obligation on their part to determine whether an Event of Default does in fact exist or has in fact occurred. All Rents collected by Beneficiary, or Trustee acting on Beneficiary’s behalf, shall be applied as provided for in Section 7.4 of this Deed of Trust; provided, however, that if the costs, expenses, and attorneys’ fees shall exceed the amount of Rents collected, the excess shall be added to the Indebtedness, shall bear interest at the Default Rate, and shall be immediately due and payable. The collection of Rents and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default, if any, hereunder nor invalidate any act done pursuant to such notice, except to the extent any such default is fully cured. Failure or discontinuance by Beneficiary, or Trustee on Beneficiary’s behalf, at any time or from time to time, to collect said Rents shall not in any manner impair the subsequent enforcement by Beneficiary, or Trustee on Beneficiary’s behalf, of the right, power and authority herein conferred upon it. Nothing contained herein, nor the exercise of any right, power, or authority herein granted to Beneficiary, or Trustee on Beneficiary’s behalf, shall be, or shall be construed to be, an affirmation by it of any tenancy, lease, or option, nor an assumption of liability under, nor the subordination of, the lien or charge of this Deed of Trust, to any such tenancy, lease, or option, nor an election of judicial relief, if any such relief is requested or obtained as to Leases or Rents, with respect to the Mortgaged Property or any other collateral given by Grantor to Beneficiary. In addition, from time to time Beneficiary may elect, and notice hereby is given to each lessee under any Lease, to subordinate the lien of this Deed of Trust to any Lease by unilaterally executing and recording an instrument of subordination, and upon such election the lien of this Deed of Trust shall be subordinate to the Lease identified in such instrument of subordination; provided, however, in each instance such subordination will not affect or be applicable to, and expressly excludes any lien, charge, encumbrance, security interest, claim, easement, restriction, option, covenant and other rights, titles, interests or estates of any nature whatsoever with respect to all or any portion of the Mortgaged Property to the extent that the same may have arisen or intervened during the period between the recordation of this Deed of Trust and the execution of the Lease identified in such instrument of subordination.

(i) Other Rights. Beneficiary: (i) may apply the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust, toward payment of the Indebtedness; and (ii) shall have and may exercise any and all other rights and remedies which Beneficiary may have at law or in equity, or by virtue of any Loan Document or under the Code, or otherwise.

(j) Beneficiary as Purchaser. Beneficiary may be the purchaser of the Mortgaged Property or any part thereof, at any sale thereof, whether such sale be under the power of sale herein vested in Trustee or upon any other foreclosure of the liens and security interests hereof, or otherwise, and Beneficiary shall, upon any such purchase, acquire good title to the Mortgaged Property so purchased, free of the liens and security interests hereof, unless the sale was made subject to an unmatured portion of the Indebtedness. The Beneficiary, as purchaser, shall be treated in the same manner as any third party purchaser and the proceeds of the Beneficiary’s purchaser shall be applied in accordance with Section 7.4 of this Deed of Trust.

7.2 Other Rights of Beneficiary. Should any part of the Mortgaged Property come into the possession of Beneficiary, whether before or after default, Beneficiary may (for itself or by or through other persons, firms, or entities) hold, lease, manage, use, or operate the Mortgaged Property for such time and upon such terms as Beneficiary may deem prudent under the circumstances (making such repairs, alterations, additions, and improvements thereto and taking such other action as Beneficiary may from time to time deem necessary or desirable) for the purpose of preserving the Mortgaged Property or its value, pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Beneficiary in respect of the Mortgaged Property. Grantor covenants to promptly reimburse and pay to Beneficiary on demand, at the place where the Note is payable, the amount of all reasonable expenses (including without limitation the cost of any insurance, Impositions, or other charges) incurred by Beneficiary in connection with Beneficiary’s custody, preservation, use, or operation of the Mortgaged Property, together with interest thereon from the date incurred by Beneficiary at the Default Rate; and all such expenses, costs, taxes, interest, and other charges shall be and become a part of the Indebtedness. It is agreed, however, that the risk of loss or damage to the Mortgaged Property is on Grantor, and Beneficiary shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to obtain or maintain insurance, or for failure to determine whether insurance in force is adequate as to amount or as to the risks insured. Possession by the Beneficiary shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Mortgaged Property or collateral not in Beneficiary’s possession.

7.3 Possession After Foreclosure. If the liens or security interests hereof shall be foreclosed by power of sale granted herein, by judicial action or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser’s ownership, immediate possession of the property purchased, and if Grantor or Grantor’s successors shall hold possession of said property or any part thereof subsequent to foreclosure, Grantor and Grantor’s successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal with or without process of law, and all damages by reason thereof are hereby expressly waived.

7.4 Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Article VII, or any Rents collected by Beneficiary from the Mortgaged Property, or the reserve for Impositions and insurance premiums, if any, required by the provisions of this Deed of Trust or sums received pursuant to Section 8.1 hereof, or proceeds from insurance which Beneficiary elects to apply to the Indebtedness pursuant to Section 8.2 hereof, shall be applied by Trustee, or by Beneficiary, as the case may be, to the Indebtedness in the following order and priority: (a) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums including reasonable attorneys’ fees and a reasonable fee or commission to Trustee, not to exceed five percent of the proceeds thereof or sums so received; (b) to the remainder of the Indebtedness as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Indebtedness, and third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity; and (c) the balance, if any and to the extent applicable, remaining after the full and final payment of the Indebtedness and full performance and discharge of the Obligations to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Beneficiary shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and (d) the cash balance, if any, to the Grantor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment. The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.

7.5 Abandonment of Sale. In the event a foreclosure hereunder is commenced by Trustee in accordance with Subsection 7.1(d) hereof, at any time before the sale, Trustee may abandon the sale, and Beneficiary may then institute suit for the collection of the Indebtedness and for the foreclosure of the liens and security interests hereof and of the Loan Documents. If Beneficiary should institute a suit for the collection of the Indebtedness and for a foreclosure of the liens and security interests, Beneficiary may, at any time before the entry of a final judgment in said suit, dismiss the same and require Trustee to sell the Mortgaged Property or any part thereof in accordance with the provisions of this Deed of Trust.

7.6 Payment of Fees. If the Note or any other part of the Indebtedness shall be collected or if any of the Obligations shall be enforced by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after maturity, whether matured by the expiration of time or by an option given to the Beneficiary to mature same, or if Beneficiary becomes a party to any suit where this Deed of Trust or the Mortgaged Property or any part thereof is involved, Grantor agrees to pay Beneficiary’s attorneys’ fees and expenses incurred, and such fees shall be and become a part of the Indebtedness and shall bear interest from the date such costs are incurred at the Default Rate.

7.7 Miscellaneous.

(a) In case Beneficiary shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Beneficiary shall have the unqualified right so to do and, in such event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and power of Beneficiary shall continue as if same had never been invoked.

(b) In addition to the remedies set forth in this Article, upon the occurrence of an Event of Default, the Beneficiary and Trustee shall, in addition, have all other remedies available to them at law or in equity.

(c) All rights, remedies, and recourses of Beneficiary granted in the Note, this Deed of Trust, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Grantor, the Mortgaged Property, or any one or more of them, at the sole discretion of Beneficiary; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Beneficiary exercising or pursuing any remedy in relation to the Mortgaged Property prior to Beneficiary bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Beneficiary elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Grantor prior to exercising any remedies in relation to Mortgaged Property, all liens and security interests, including the lien of this Deed of Trust, shall remain in full force and effect and may be exercised at Beneficiary’s option.

(d) Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Deed of Trust or the other Loan Documents or affecting the obligations of Grantor or any other party to pay the Indebtedness or perform and discharge the Obligations. For payment of the Indebtedness, Beneficiary may resort to any of the collateral therefor in such order and manner as Beneficiary may elect. No collateral heretofore, herewith, or hereafter taken by Beneficiary shall in any manner impair or affect the collateral given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

(e) Grantor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Grantor by virtue of any present or future law exempting the

Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) except as otherwise provided herein, all notices of any Event of Default or of Trustee’s exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshaling of assets or a sale in inverse order of alienation.

(f) Grantor and Beneficiary mutually agree that there are no, nor shall there be any, implied covenants of good faith and fair dealing or other similar covenants or agreements in this Deed of Trust and the other Loan Documents. All agreed contractual duties are set forth in this Deed of Trust, the Note, and the other Loan Documents.

(g) The remedies in this Article VII are available under and governed by the real property laws of Missouri.

Notwithstanding any provisions of this Article VII to the contrary, Grantor has not waived, and hereby expressly reserves, its rights under Section                     of the Missouri Revised Statutes.

ARTICLE VIII - SPECIAL PROVISIONS

8.1 Condemnation Proceeds. Subject to Grantor’s obligations under the Lease, which provisions shall control in the event of a conflict, Beneficiary shall be entitled to receive any and all sums, in trust, which may be awarded and become payable to Grantor for condemnation of the Mortgaged Property or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Beneficiary, and Grantor shall, upon request of Beneficiary, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Beneficiary to collect and receipt for any such sums. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any of such sums. Any sums received by Beneficiary as a result of condemnation shall be applied in Beneficiary’s discretion, if economically feasible, to the restoration of the Mortgaged Property or to the Indebtedness in accordance with the provision of Section 7.4 hereof.

8.2 Insurance Proceeds. Subject to Grantor’s obligations under the Lease, which provision shall control in the event of a conflict, the proceeds of any and all insurance upon the Mortgaged Property (other than proceeds of general public liability insurance) shall be collected by Beneficiary, and Beneficiary shall have the option, in Beneficiary’s reasonable discretion, to apply any proceeds so collected either to the restoration of the Mortgaged Property (but only if economically feasible), in the amounts, manner, method and pursuant to such requirements and documents as Beneficiary may require, or to the liquidation of the Indebtedness in accordance with the provisions of Section 7.4 hereof.

8.3 Right to Rebuild. Subject to Grantor’s obligations under the Lease, which provision shall control in the event of a conflict, and subject to compliance with the terms hereof and of the Loan Agreement regarding construction covenants and notwithstanding the provisions in Section 8.2 hereof, the insurance proceeds will be made available to Grantor, and Grantor may rebuild or restore the Mortgaged Property in the event of a casualty so long as: (a) in Beneficiary’s reasonable judgment the Mortgaged Property can be rebuilt or restored in an economically feasible manner; (b) Grantor has maintained loss of rents insurance; and (c) Grantor provides to Beneficiary a budget for the restoration of the Mortgaged Property which budget shall set forth in such detail as Beneficiary requires the cost of the work, the projected construction timetable or schedule, and the source of funds to pay for the restoration. If the costs of rebuilding exceed the amount of insurance proceeds available to Beneficiary and Grantor, Grantor shall place into an account to be controlled by Beneficiary the amount of additional cash necessary to complete the restoration of the Mortgaged Property. Grantor shall: (i) provide to Beneficiary plans and specifications and all construction contracts to be used to rebuild the Mortgaged Property; (ii) satisfy all of the same requirements and the provisions as contained in the Loan Agreement; and (iii) deposit with Beneficiary all additional funds necessary to complete the restoration.

8.4 Reserve for Tax Impositions and Insurance Premiums. Upon the occurrence of an Event of Default, Grantor shall create a fund or reserve for the payment of all insurance premiums and Tax Impositions against or affecting the Mortgaged Property by paying to Beneficiary, in each calendar month (on the same day as the date of the monthly payments under the Note) prior to the maturity of the Note, a sum equal to the premiums that will next become due and payable on the insurance policies covering Grantor, the Mortgaged Property or any part thereof or such other insurance policies required hereby or by the Loan Documents, plus Tax Impositions next due on the Mortgaged Property or any part thereof as estimated by Beneficiary, less all sums paid previously to Beneficiary therefore, divided by the number of months to elapse before, in the case of insurance premiums, one month prior to the date when each of such premiums will become due and, in the case of Tax Impositions December 1 of the year for which such Tax Impositions are due, such sums to be held by Beneficiary without interest to Grantor, unless interest is required by applicable law, for the purposes of paying such premiums and Tax Impositions. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent reserve payments or subsequent payments to be made on the Note by the maker thereof, and any deficiency shall be paid by Grantor to Beneficiary on or before the date when Beneficiary demands such payment to be made, but in no event after the date when such premiums and Tax Impositions shall become delinquent. In the event there exists a deficiency in such fund or reserve at any time when Tax Impositions or insurance premiums are due and payable, Beneficiary may, but shall not be obligated to, advance the amount of such deficiency on behalf of Grantor and such amounts so advanced shall become a part of the Indebtedness, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of such advance through and including the date of repayment. Transfer of legal title to the Mortgaged Property shall automatically transfer to the holder of legal title to the Mortgaged Property the interest of Grantor in all sums deposited with Beneficiary under the provisions hereof or otherwise.

8.5 Indemnity. If Beneficiary is made a party defendant to any litigation concerning this Deed of Trust or the Mortgaged Property or any interest therein, or the occupancy thereof by Grantor, then Grantor shall indemnify, defend, and hold harmless Beneficiary from all liability, claim, loss, cost, or expense by reason of such litigation, including without limitation attorneys’ fees and expenses incurred by Beneficiary in any such litigation, whether or not any such litigation is prosecuted to judgment. If Beneficiary brings an action against Grantor hereunder upon the occurrence of an Event of Default, Grantor shall pay to Beneficiary, Beneficiary’s attorneys’ fees and expenses, and the right to such attorneys’ fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Deed of Trust or if Beneficiary believes it is necessary or desirable to take any action to protect or enforce the lien or security interest hereby created in the Mortgaged Property or the covenants herein or in the other Loan Documents, Beneficiary may employ an attorney or attorneys to protect its rights hereunder and thereunder, and in the event of such employment, Grantor shall pay Beneficiary the attorneys’ fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Grantor by reason of such breach and including, without limitation, a judicial foreclosure action or a foreclosure proceeding pursuant to the power of sale provided herein.

8.6 Subrogation. Grantor waives any and all right to claim, recover, or subrogation against Beneficiary or its officers, directors, employees, agents, attorneys, or representatives for loss or damage to Grantor, the Mortgaged Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of the Loan Documents.

8.7 Waiver of Setoff. The Indebtedness, or any part thereof, shall be paid by Grantor without notice, demand counterclaim, setoff, deduction, or defense and without abatement, suspension, deferment, diminution, or reduction by reason of: (a) any damage to, destruction of, or any condemnation or similar taking of the Mortgaged Property; (b) any restriction or prevention of or interference with any use of the Mortgaged Property; (c) any title defect or encumbrance or any eviction from the Mortgaged Property by superior title or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Trustee, Beneficiary, or Grantor, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary or Grantor, or by any court, in any such proceeding; (e) any claim which Grantor has or might have against Trustee or Beneficiary; or (f) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of the Indebtedness.

8.8 Setoff. Beneficiary shall be entitled to exercise both the rights of setoff and banker’s lien, if applicable, against the interest of Grantor in and to each and every account and other property of Grantor which are in the possession of Beneficiary to the full extent that Grantor is liable for the outstanding balance of the Indebtedness, as provided in all of the Loan Documents.

8.9 Consent to Disposition. It is expressly agreed that Beneficiary may predicate Beneficiary’s decision to grant or withhold consent to a Disposition on such terms and conditions as Beneficiary may require, in Beneficiary’s sole and arbitrarily applied discretion, including without limitation: (a) consideration of the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property; (b) consideration of whether the security for repayment of the Indebtedness and the performance and discharge of the Obligations, or Beneficiary’s ability to enforce its rights, remedies, and recourses with respect to such security, will be impaired in any way by the proposed Disposition; (c) an increase in the rate of interest payable under the Note or any other change in the terms and provisions of the Note and other Loan Documents; (d) reimbursement of Beneficiary for all costs and expense incurred by Beneficiary in investigating the creditworthiness and management ability of the party to whom such Disposition will be made and in determining whether Beneficiary’s security will be impaired by the proposed Disposition; (e) payment to Beneficiary of a transfer fee to cover the cost of documenting the Disposition in its records; (f) payment of Beneficiary’s reasonable attorneys’ fees in connection with such Disposition; (g) the express assumption of payment of the Indebtedness and performance and discharge of the Obligations by the party to whom such Disposition will be made (with or without the release of Grantor from liability for such Indebtedness and Obligations); (h) the execution of assumption agreements, modification agreements, supplemental loan documents, and financing statements, satisfactory in form and substance to Beneficiary; and (i) endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies insuring Beneficiary’s liens and security interests covering the Mortgaged Property. In the event Beneficiary approves a Disposition for which the consent of Beneficiary is required, all references to Grantor in this Deed of Trust or to the Borrower in the Loan Agreement shall no longer reference any subsequently occurring act, condition or status of the original Grantor or Borrower, but shall instead refer to the permitted transferee. Grantor hereby expressly acknowledges that Beneficiary has no duty of good faith or any other duty to provide consent to a Disposition.

8.10 Consent to Subordinate Mortgage. In the event of consent by Beneficiary to the granting of a Subordinate Mortgage, or in the event the above-described right of Beneficiary to declare the Indebtedness to be immediately due and payable upon the granting of a Subordinate Mortgage without the prior written consent of Beneficiary is determined by a court of competent jurisdiction to be unenforceable under the provisions of any applicable law, Grantor will not execute or deliver any Subordinate Mortgage unless: (a) it shall contain express covenants to the effect: (i) that the Subordinate Mortgage is in all respects unconditionally subject and subordinate to the lien and security interest evidenced by this Deed of Trust and each term and provision hereof; (ii) that if any action or proceeding shall be instituted to foreclose the Subordinate Mortgage (regardless of whether the same is judicial proceeding or pursuant to a power of sale contained therein), no tenant of any portion of the Mortgaged Property will be named as a party defendant, nor will any action be taken with respect to the Mortgaged Property which would terminate any occupancy or tenancy of the Mortgaged Property without the prior written consent of Beneficiary; (iii) that the rents and profits, if collected through a receiver or by the holder of the Subordinate Mortgage, shall be applied first to the Indebtedness, next to the payment of the Impositions, and then to the performance and discharge of the Obligations; and (iv) that if any action or proceeding shall be brought to foreclose the Subordinate Mortgage (regardless of whether the same is a judicial proceeding or pursuant to a power of sale contained therein), written notice of the commencement thereof will be given to Beneficiary contemporaneously with the commencement of such action or proceeding; and (b) a copy thereof shall have been delivered to Beneficiary not less than ten (10) days prior to the date of the execution of such Subordinate Mortgage.

8.11 Contest of Certain Claims. Notwithstanding the provisions of Sections 4.3, 4.5 or 4.12 hereof, Grantor shall not be in default for failure to satisfy any Legal Requirement or to pay or discharge any Imposition or mechanic’s or materialman’s lien asserted against the Mortgaged Property if, and so long as: (a) Grantor shall have notified Beneficiary of same within five (5) days of obtaining knowledge thereof; (b) Grantor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Grantor shall have furnished to Beneficiary a cash deposit, or an indemnity bond satisfactory to Beneficiary with a surety satisfactory to Beneficiary, in the amount of the Imposition or mechanic’s or materialman’s lien claim, or with respect to a Legal Requirement, an amount determined by Beneficiary in its sole and absolute discretion, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment or performance of the matters under contest and to prevent any sale or forfeiture of the Mortgaged property or any part thereof; (d) Grantor shall promptly upon final determination thereof satisfy any such Legal Requirement or pay the amount of any such Imposition or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to satisfy any such Legal Requirement or pay the Imposition or mechanic’s or materialman’s lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Grantor shall immediately upon request of Beneficiary satisfy such Legal Requirement (and if Grantor shall fail to do so, Beneficiary may, but shall not be required to, satisfy or cause to be satisfied, any such Legal Requirement) or pay (and if Grantor shall fail so to do, Beneficiary may, but shall not be required to, pay or cause to be discharged or bonded against) any such Imposition or claim, notwithstanding such contest, if in the reasonable opinion of Beneficiary the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed. Beneficiary may pay over any such cash deposit or part thereof to the claimant entitled thereto when a final judgment is entered against the Grantor or the Mortgaged Property or claimant commences foreclosure proceedings with respect to the Mortgaged Property.

ARTICLE IX - ASSIGNMENT OF LEASES AND RENTS

9.1 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Note, the receipt and sufficiency of which are hereby acknowledged and confessed, Grantor has absolutely and unconditionally assigned and conveyed to Beneficiary, the Leases and the Rents subject only to the Permitted Exceptions applicable thereto and the License (herein defined) to be applied by Beneficiary in payment of the Indebtedness and the performance of the Obligations; TO HAVE AND TO HOLD the Leases and the Rents unto Beneficiary, forever, and Grantor does hereby bind itself, its successors, and assigns to warrant and forever defend the title to the Leases and the Rents unto Beneficiary against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Grantor shall pay or cause to be paid the Indebtedness as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date same are to be performed and discharged, then this absolute and unconditional assignment shall terminate and be of no further force and effect, and all rights, titles, and interests conveyed pursuant to this assignment shall become vested in Grantor without the necessity of any further act or requirement by Grantor, Trustee, or Beneficiary. Notwithstanding any provision of this Deed of Trust or any of the other Loan Documents which might be construed to the contrary, the assignment in this Article is absolute and unconditional and not merely a pledge of collateral.

9.2 Limited License. Beneficiary hereby grants to Grantor a limited license (the “License”) for so long as there is no Event of Default, nonexclusive with the rights of Beneficiary reserved in Section 9.4 hereof, to exercise and enjoy all incidences of the status of a lessor of the Leases and the Rents, including without limitation, the right to collect, demand, sue for, attach, levy, recover, and receive the Rents, and to give proper receipts, releases, and acquittances therefor. Grantor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, first to the payment of the Indebtedness then due, next to the payment of the Impositions then due and then to the performance and discharge of the Obligations then due. Thereafter, Grantor may use the balance of the Rent collected in any manner not inconsistent with the Loan Documents.

9.3 Enforcement of Leases. So long as the License is in effect, Grantor shall: (a) submit any and all proposed Leases utilizing other than the form approved by Beneficiary pursuant to the Loan Agreement to Beneficiary for approval prior to the execution thereof, which approval shall not be unreasonably withheld or delayed; (b) duly and punctually perform and comply with any and all representations, warranties, covenants, and agreements expressed as binding upon the lessor under any Lease except as may be limited by Grantor’s ordinary course of business; (c) maintain each of the Leases in full force and effect during the term thereof; (d) appear in and defend any action or proceeding in any manner connected with any of the Leases; (e) deliver to Beneficiary copies of all Leases if and as requested by Beneficiary; and (f) deliver to Beneficiary such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Leases as Beneficiary may from time to time reasonably request. Without Beneficiary’s prior written consent, which approval shall not be unreasonably withheld or delayed, Grantor shall not: (i) do or knowingly permit to be done anything to impair the value of any of the Leases; (ii) except for security or similar deposits, collect any of the Rent more than one month in advance of the time when the same becomes due under the terms of any Lease; (iii) discount any future accruing Rents; (iv) amend, modify, or terminate any of the Leases except in the ordinary course of business; or (v) assign or grant a security interest in or to the License or any of the Leases and/or Rents. Nonmaterial modifications to existing leases need not be approved in advance by Beneficiary.

9.4 No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any lessee, or any third party purchaser or otherwise.

9.5 Grantor’s Indemnities. So long as the License is in effect, Grantor shall indemnify and hold harmless Beneficiary and Trustee from and against any and all liability, loss, cost, damage, or expense which Beneficiary may incur under or by reason of this assignment except as a result of Beneficiary’s gross negligence or recklessness, or for any action taken by Beneficiary and/or Trustee hereunder, or by reason of or in defense of any and all claims and demands whatsoever which may be asserted against Beneficiary and/or Trustee arising out of the Leases or with respect to the Rents. In the event Beneficiary and/or Trustee incurs any such liability, loss, cost, damage, or expense, the amount thereof together with all reasonable attorneys’ fees and interest thereon at the Default Rate shall be payable by Grantor to Beneficiary and/or Trustee immediately, without demand, and shall be deemed a part of the Indebtedness and secured under Article II hereof.

ARTICLE X - SECURITY AGREEMENT

10.1 Security Interest. This Deed of Trust: (a) shall be construed as a deed of trust on real property; and (b) shall also constitute and serve as a “Security Agreement” on personal property within the meaning of, and shall constitute until the grant of this Deed of Trust shall terminate as provided in Article II hereof, a first and prior security interest under the Code as to property within the scope thereof and in the state where the Mortgaged Property is located with respect to the Personalty, Fixtures, Contracts, Leases and Rents. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED, and SET OVER, and by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Trustee and Beneficiary, a first and prior security interest and all of Grantor’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, and Contracts, Leases, and Rents to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations. It is the intent of Grantor, Beneficiary, and Trustee that this Deed of Trust encumber all Leases and Rents, that all items contained in the definition of “Leases” and “Rents” which are included within the Code be covered by the security interest granted in this Article X, and that all items contained in the definition of “Leases” and “Rents” which are excluded from the Code be covered by the provisions of Article II and Article IX hereof.

10.2 Financing Statements. Grantor authorizes Beneficiary to file “financing statements”, and Grantor shall execute and deliver such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect, and preserve Beneficiary’s security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect, and preserve such security interest

10.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the Code. All or part of the Mortgaged Property are or are to become fixtures; information concerning the security interest herein granted may be obtained from the parties at the address of the parties set forth herein. For purposes of the security interest herein granted, the address of debtor (Grantor) is set forth in the first paragraph of this Deed of Trust and the address of the secured party (Beneficiary) is set forth in Article I hereof.

10.4 Grantor’s Organizational Status. Grantor’s state of organization is Delaware. Grantor’s name, as shown in its organizational documents, as amended (if applicable), is exactly as set forth above. Grantor’s organizational identification number is 4771042, and Grantor’s Federal tax identification number is 27-5473842. Grantor shall immediately notify Beneficiary: (i) of a change in name or jurisdiction of organization; (ii) if it merges or consolidates with any person or converts to a different entity; (iii) if it changes the state in which Grantor’s place of business is located; (iv) if it changes its name; or (v) if it converts to a different entity.

ARTICLE XI - CONCERNING THE TRUSTEE

11.1 No Required Action. Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Loan Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

11.2 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (a) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (b) to execute any of the trusts and power hereof and to perform any duty hereunder either directly or through his agents or attorneys; (c) to select and employ, in and about the execution of his duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith; and (d) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Mortgaged Property for debts contracted for or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties.

11.3 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

11.4 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing or verbally to Beneficiary. If Trustee shall die, resign, or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers, and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute Trustees are appointed, each of such multiple substitute Trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law.

11.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

11.6 Succession Instruments. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee’s place.

11.7 No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

ARTICLE XII - MISCELLANEOUS

12.1 Release. If the Indebtedness is paid in full in accordance with the terms of this Deed of Trust, the Note, and the other Loan Documents, and if Grantor shall well and truly perform each and every of the Obligations to be performed and discharged in accordance with the terms of this Deed of Trust, the Note and the other Loan Documents, then this conveyance shall become null and void and be released at Grantor’s request and expense, and Beneficiary shall have no further obligation to make advances under and pursuant to the provisions hereof or in the other Loan Documents.

12.2 Performance at Grantor’s Expense. Grantor shall: (a) pay all legal fees incurred by Beneficiary in connection with the preparation of the Loan Documents (including any amendments thereto or consents, releases, or waivers granted thereunder); (b) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced, or incurred by Beneficiary to satisfy any obligation of Grantor under the Loan Documents, which amounts shall include all court costs, attorneys’ fees (including, without limitation, for trial, appeal, or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (c) any and all other costs and expenses of performing or complying with any and all of the obligations. Except to the extent that costs and expenses are included within the definition of “Indebtedness,” the payment of such costs and expenses shall not be credited, in any way and to any extent, against any installment on or portion of the Indebtedness.

12.3 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Section 12.3 shall limit the obligations of Grantor as otherwise set forth herein.

12.4 Recording and Filing. Grantor will cause the Loan Documents (requested by the Beneficiary) and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded, and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, documentary stamp taxes, fees, and other charges.

12.5 Notices. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be considered as properly given if: (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (b) by delivering same in person to the intended addressee; (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee; or (d) by prepaid telegram, telex, or telefacsimile to the addressee. Notice so mailed shall be effective two (2) days after its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth on page 1 of this Deed of Trust; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein.

12.6 Covenants Running with the Land. All Obligations contained in this Deed of Trust and the other Loan Documents are intended by Grantor, Beneficiary, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Deed of Trust has been fully released by Beneficiary.

12.7 Successors and Assigns. Subject to the provisions of Section 6.8 hereof, all of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives, and all other persons claiming by, through, or under them.

12.8 No Waiver; Severability. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Grantor or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Trustee or Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Grantor or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

12.9 Counterparts. To facilitate execution, this Deed of Trust may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Deed of Trust to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

12.10 Applicable Law. The Loan Documents shall be governed by and construed according to the laws of the State of Florida from time to time in effect except to the extent preempted by United States federal law.

12.11 Controlling Agreement. This Deed of Trust has been executed and delivered in, and the Note has been issued in, the State of Florida, and each is to be construed in accordance with and governed by the laws of the State of Florida and the laws of the United Stated of America, as applicable. In the event that any one or more of the provisions contained in this Deed of Trust shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Deed of Trust. Furthermore, it is the intention of Grantors and Beneficiary to conform strictly to applicable usury laws, as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the State of Florida and the laws of the United States of America), then notwithstanding anything to the contrary in the Note or any other evidence of the indebtedness, or any agreement entered into in connection with or as security for the indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the indebtedness or under any of the other aforesaid agreements or otherwise in connection with the indebtedness shall under no circumstances exceed the maximum amount of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness shall have been paid in full, refunded to the Grantors); and (ii) in the event that the maturity of the indebtedness is accelerated by reason of an election of the holder thereof resulting from any event of default under this Deed of Trust or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount permitted by applicable law, and excess interest, if any, provided for in this Deed of Trust or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the indebtedness (or, if the indebtedness shall have been paid in full, refunded to the Grantors).

12.12 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, Beneficiary shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Mortgaged Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the performance and discharge of the Obligations.

12.13 Rights Cumulative. Beneficiary shall have all rights, remedies, and recourses granted in the Loan Documents and available at law or in equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property or any portion thereof), and the same: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against Grantor or others obligated for the Indebtedness or any part thereof, or against any one or more of them, or against the Mortgaged

Property, at the sole discretion of Beneficiary; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive. All rights and remedies of Beneficiary hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Mortgaged Property.

12.14 Payments. Remittances in payment of any part of the Indebtedness other than in the required amount in funds immediately available at the place where the Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary in funds immediately available at the place where the Note is payable (or such other place as Beneficiary, in Beneficiary’s sole discretion, may have established by delivery of written notice thereof to Grantor in accordance with the provisions of Section 12.5 hereof) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Beneficiary of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

12.15 Exceptions to Covenants. Grantor shall not be deemed to be permitted to take any action or to fail to take any action with respect to any particular covenant or condition contained herein or in any of the Loan Documents if the action or omission would result in the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary, nor shall Beneficiary be deemed to have consented to any such act or omission if the same would provide cause for acceleration of the Indebtedness as a result of the breach of any other covenant or condition contained herein or in any of the Loan Documents which has not been specifically waived or consented to by Beneficiary.

12.16 Reliance. Grantor recognizes and acknowledges that in entering into the loan transaction evidenced by the Loan Documents and accepting this Deed of Trust, Beneficiary is expressly and primarily relying on the truth and accuracy of the foregoing warranties and representations set forth in Article III hereof without any obligation to investigate the Mortgaged Property and notwithstanding any investigation of the Mortgaged Property by Beneficiary; that such reliance exists on the part of Beneficiary prior hereto; that such warranties and representations are a material inducement to Beneficiary in making the loan evidenced by the Loan Documents and accepting of this Deed of Trust; and that Beneficiary would not be willing to make the loan evidenced by the Loan Documents and accept this Deed of Trust in the absence of any of such warranties and representations.

12.17 Change of Security. Any part of the Mortgaged Property may be released, regardless of consideration, by Beneficiary from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder. The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof. The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any junior lienholder; and this Deed of Trust, as well as any instrument given to secure any amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully paid and the Obligations are fully performed and discharged.

12.18 Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.

12.19 Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the Loan Documents may be amended or waived only by an instrument in writing signed by the Grantor and Beneficiary.

12.20 WAIVER OF RIGHT TO TRIAL BY JURY. THE PARTIES TO THIS AGREEMENT HEREBY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS RELATED TO THIS TRANSACTION.

EFFECTIVE as of the date first above written.

GRANTOR:

HC-760 OFFICE PARKWAY, LLC,
a Delaware limited liability company

By: CARTER VALIDUS OPERATING
PARTNERSHIP, LP, a Delaware limited partnership, its managing member

By: CARTER VALIDUS MISSION CRITICAL REIT,
INC., a Maryland corporation, its general partner

By:	/s/ John E. Carter

Name:	John E. Cater

Title:	Chief Executive Officer

Form of Acknowledgement

STATE OF	)
	)	SS
COUNTY OF	)

On this    day of                    , 2012, before me appeared                    to me personally known, who, being by me duly sworn, did say that he/she is the                            of CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation, the general partner of CARTER VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, the general partner of HC-760 OFFICE PARKWAY, LLC, a Delaware limited liability company, [and that the seal affixed to the foregoing instrument is the corporate seal of said corporation,] and that said instrument was signed [and sealed] in behalf of said corporation, by authority of its Board of Directors, and said                            acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My commission expires:

List of Attachments:

Exhibit “A” - Land Description

Exhibit “B” - Permitted Exceptions

EXHIBIT “A”

Land Description

Lot 1 of the Resubdivision of Adjusted Lot B1 of the Boundary Adjustment Plat of part of Section B of Creve Coeur Executive Office Park, a subdivision of St. Louis County, Missouri, according to the plat thereof recorded in Plat Book 349, Page 517 of the St. Louis County, Missouri Records.

EXHIBIT “B”

Permitted Exceptions

1.	Encroachments, overlaps, boundary disputes, shortage in area, or any other matters which would be disclosed by an accurate survey and inspection of the premises.

2.	Easements or claims of easements not shown by the public records.

3.	Taxes and assessments for the year 2012 and subsequent years, none now due or payable.

4.	Sanitary sewer assessments, if any, none now due or payable.

5.	Assessments by subdivision trustees, if any, none now due or payable.

6.	General and/or Special Taxes by the City of Creve Coeur, if any, none now due or payable.

7.	Easements, restrictions and setback lines as per plat, recorded in Plat Book 139, Page 42; Plat Book 347, Page 303; Plat Book 349, Page 517.

8.

Building line(s), easements, restrictions, rights and powers of trustee according to instrument recorded in Book 6455, Page 187; Book 6529, Page 205 and Book 8070, Page 186, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42USC 3604(c) or any similar state statute or local ordinance.

9.	Easement(s) to Union Electric Company, according to instrument recorded in Book 6643, Page 689.

10.	Slope easement according to the instrument recorded in Book 6590, Page 1997.

11.	Easement granted to the Metropolitan St. Louis Sewer District, according to instrument recorded in Book 6596, Page 1527; Book 6713, Page 529; Page 6788, Page 880 and Book 7516, Page 2108.

12.	Easements, provisions and agreements according to the instruments recorded in Book 6606, Page 1391; Book 6590, Page 1999 and book 11878, Page 558.

13.	Terms and provisions of Ordinance No. 5201 recorded July 19, 2011 in Book 19575, Page 837.

14.

Tenancy rights of St. Louis Surgical Center, LC, a Missouri limited liability company (“Tenant”), pursuant to that certain Lease Agreement dated January 28, 2004, by and between Tenant and St. Louis Surgical Properties, LC, a Missouri limited liability company, successor in interest to Tegra St. Louis Surgical, LC, as landlord, as amended by that certain Amendment to Lease dated August 26, 2006, that certain Second Amendment to Lease Agreement dated May 1, 2009 and that certain Third Amendment to Lease Agreement dated effective January 23, 2012.

15.	Easement Deed granted to Bramel Incorporated in the document recorded July 9, 1973 as Book 6673, Page 1243 of Official Records.